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[BANKBOSTON LOGO]


                                  MASTER AGREEMENT


     This MASTER AGREEMENT, dated as of the 15th day of December, 1998, which together with all riders and amendments now or hereafter executed and made a part hereof (the "Master Agreement"), is made at Boston, Massachusetts by and between BANCBOSTON LEASING INC. ("Lessor"), a Massachusetts corporation with its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 and DITECH CORPORATION ("Lessee"), a California corporation with its principal place of business at 825 East Middlefield Road, Mountain View, California 94043.

     IN CONSIDERATION OF the mutual promises and covenants contained herein, Lessor and Lessee hereby agree as follows:

     1. LEASING PROPERTY. At the request of Lessee and subject to the terms and conditions of this Master Agreement, Lessor shall lease to Lessee and Lessee shall lease from Lessor such personal property ("Equipment") as may be mutually agreed upon by Lessor and Lessee. The Equipment shall be selected by or ordered at the request of Lessee, identified in one or more lease schedules substantially in the form as supplied by Lessor (each a "Lease Schedule") and accepted by Lessee in one or more certificates of acceptance in the form as supplied by Lessor (each a "Certificate of Acceptance"). Each Lease Schedule executed by Lessor and Lessee expressly incorporates by reference the terms and conditions of this Master Agreement and any riders, schedules or amendments, now or hereafter executed, applicable to such Lease Schedule and shall constitute a separate, distinct and independent lease and contractual relationship between Lessor and Lessee.

     2.     CERTAIN DEFINITIONS.

     2.1 The "Acquisition Cost" shall mean the total acquisition cost of the Equipment paid by Lessor as set forth in the applicable Lease Schedule.

     2.2 The "Commencement Date" shall mean the date on which the Equipment identified in the applicable Lease Schedule is accepted and placed in service by Lessee as evidenced by a Certificate of Acceptance.

     2.3 The "Daily Rent" shall mean the per diem amount set forth in the applicable Lease Schedule.

     2.4 The "Initial Term Start Date" shall mean either (i) the first day of the month immediately following the month in which the Commencement Date occurs, or (ii) if the Commencement Date occurs on the first day of the month, the Commencement Date. For all rental periods other than monthly, the Initial Term Start Date shall be as set forth on the applicable Lease Schedule.

     2.5 The "Payment Date" shall mean the date set forth in the applicable Lease Schedule.

     2.6 The "Periodic Rent" shall mean the amount set forth in the applicable Lease Schedule.


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     2.7    The words "herein", "hereof", and "hereunder" shall refer to this
Master Agreement and any Lease Schedule as a whole and not to any particular section. Other capitalized terms shall have the meanings specified elsewhere in this Master Agreement or the Lease Schedule.

     3.     INITIAL TERM OF LEASE; PAYMENT OF RENT.

     3.1 This Master Agreement shall be effective from and after the date of execution hereof. The term of lease for the Equipment shall begin on the Commencement Date set forth in the applicable Certificate of Acceptance and shall continue during and until the expiration of the Initial Term as defined and set forth in the applicable Lease Schedule, measured from the Initial Term Start Date. The Initial Term may not be canceled or terminated except as set forth in Sections 10.2 or 17.1 below.

     3.2 At the expiration of the Initial Term, Lessor and Lessee may extend the lease of the Equipment for any period as they may agree upon in writing ("Extended Term") at the then fair market rental value of the Equipment, as determined in good faith by Lessor.

     3.3 Aggregate Daily Rent shall be due and payable by Lessee on the Initial Term Start Date in an amount equal to the Daily Rent multiplied by the actual number of days elapsed from, and including, the Commencement Date to, but excluding, the Initial Term Start Date. The Periodic Rent shall be due and payable, without prior notice or demand, on the Payment Date and thereafter on the first day of each month or other applicable period of the Initial Term or any Extended Term. All Daily Rents and Periodic Rents shall be paid to Lessor at its principal place of business in Boston, Massachusetts or other location to which the Lessor may direct in writing.

     4.     ACCEPTANCE OF EQUIPMENT; EXCLUSION OF WARRANTIES.

     4.1 Lessee shall signify its acceptance of the Equipment identified in the applicable Lease Schedule by promptly executing and delivering to Lessor a Certificate of Acceptance. Lessee acknowledges that its execution and delivery of the Certificate of Acceptance shall conclusively establish, as between Lessor and Lessee, that the Equipment has been inspected by Lessee, is in good repair and working order, is of the design, manufacture and capacity selected by Lessee, and is accepted by Lessee under the applicable Lease Schedule.

     4.2 In the event the Equipment is ordered by Lessor from a manufacturer or supplier at the request of Lessee, Lessor shall not be required to pay the Acquisition Cost for such Equipment unless and until the applicable executed Certificate of Acceptance has been received by Lessor. All expenses incurred in connection with Lessor's purchase of the Equipment (including shipment, delivery and installation) shall be the responsibility of Lessee and shall be either capitalized in the Acquisition Cost or paid upon demand. If Lessee shall refuse to accept delivery of any item of the Equipment, Lessee will be assigned all rights and shall assume all obligations as purchaser of such item of the Equipment. Lessee hereby agrees to indemnify, defend and hold Lessor harmless from any liability to any manufacturer or supplier of the Equipment (in each case a "Supplier") or any other manufacturer or supplier arising from the failure of Lessee to lease any Equipment which is ordered by Lessor at the request of Lessee or for which Lessor has assumed an obligation to purchase at the request of Lessee.

     4.3 Lessor leases the Equipment to Lessee and Lessee leases the Equipment from Lessor "AS IS" and "WITH ALL FAULTS". Lessee hereby acknowledges that (i) Lessor is not a manufacturer, supplier or dealer of such Equipment nor an agent thereof, and (ii) LESSOR HAS NOT MADE, DOES NOT MAKE, AND HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY


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WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT INCLUDING, BUT
NOT LIMITED TO, ITS DESIGN, CAPACITY, CONDITION, MERCHANTABILITY, OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE. Lessee further acknowledges that Lessor is not responsible for any repairs, maintenance, service, latent or other defects in the Equipment or in the operation thereof, or for compliance of any Equipment with requirements of any laws, ordinances, governmental rules or regulations including, but not limited to, laws with respect to environmental matters, patent, trademark, copyright or trade secret infringement, or for any direct, indirect, incidental, punitive, consequential or other damages arising out of the use of or inability to use the Equipment. In addition, Lessor makes no representation and disclaims any warranty that the Equipment is "Year 2000 Compliant," that is, that any computer applications, imbedded microchips or other systems, if any, which may be contained or included in the Equipment will be able to recognize, and perform properly, date sensitive functions involving certain dates prior to, and any date after, December 31, 1999.

     4.4 Provided no Event of Default, as defined in Section 16 below, has occurred and is continuing, Lessor agrees to cooperate with Lessee, at the sole cost and expense of Lessee, in making any claim against a manufacturer or supplier of the Equipment arising from a defect in such Equipment or breach of warranty, express or implied, and/or arising out of the purchase or supply agreement between Lessor and Supplier. At the request of Lessee, Lessor shall assign to Lessee, for the Initial Term and any Extended Term, all warranties on the Equipment available from Supplier to the full extent permitted by the terms of such warranties and by applicable law.

     5.     OWNERSHIP; INSPECTION; MAINTENANCE AND USE.

     5.1 The Equipment shall at all times be the sole and exclusive property of Lessor. Any Equipment subject to titling and registration laws shall be titled and registered by Lessee on behalf of and in the name of Lessor, or in such name as Lessor may direct, at the sole cost and expense of Lessee. Lessee shall cooperate with and provide Lessor with any information or documents necessary for titling and registration of the Equipment. Upon the request of Lessor, Lessee shall execute any documents or instruments which may be necessary or appropriate to confirm, to record or to give notice of the ownership of the Equipment by Lessor including, but not limited to, financing statements under the Uniform Commercial Code. Lessee, at the request of Lessor, shall affix to the Equipment, in a conspicuous place, any label, plaque or other insignia supplied by Lessor designating the ownership of the Equipment by Lessor.

     5.2 The Equipment shall be located at the address specified in the applicable Lease Schedule, which must be within the continental United States, or such other location as Lessor may agree in writing, and may be removed therefrom to another location within the continental United States only with prior written notice to Lessor. Lessor, its agents or employees shall have the right to enter the premises of Lessee, upon reasonable notice and during normal business hours, for the purpose of inspecting the Equipment and all maintenance records kept by Lessee with respect to the Equipment.

     5.3 Lessee shall pay all costs, expenses, fees and charges whatsoever incurred in connection with the use and operation of the Equipment. Lessee shall, at all times and at its own expense, keep the Equipment in good repair and working order, reasonable wear and tear excepted. Lessee shall also use the Equipment solely in the conduct of its business, and shall not permanently discontinue use of the Equipment. Any maintenance contract required by a manufacturer or supplier for the care and upkeep of the Equipment shall be entered into by Lessee at its sole cost and expense. Lessee shall permit the use and operation of the Equipment only by personnel authorized by Lessee and shall comply with all laws,


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ordinances or governmental rules and regulations and applicable insurance policies relating to the use and operation of the Equipment.

     6. ALTERATIONS AND MODIFICATIONS. Lessee may make, or cause to be made on its behalf, any improvement, modification or addition to the Equipment with the prior written consent of Lessor, which will not be unreasonably withheld; provided, however, that such improvement, modification or addition is readily removable without causing damage to, or impairment of, the functional effectiveness, remaining economic useful life or fair market value of the Equipment. Any such improvement, modification or addition which is so readily removable shall remain the property of Lessee and shall be removed by Lessee prior to return of the Equipment. To the extent that such improvement, modification or addition is not so removable, it shall be permitted only with Lessor's prior written consent, which will be granted at Lessor's sole discretion, and only if its attachment will not cause damage to, or impairment of, the functional effectiveness, remaining economic useful life or fair market value of the Equipment; and such improvement, modification or addition shall immediately become the property of Lessor and thereupon shall be considered Equipment for all purposes hereunder. Any modification or addition to the Equipment which is required by law shall be made by Lessee, at the sole cost and expense of Lessee, and shall immediately become the property of Lessor and thereupon shall be considered Equipment for all purposes hereunder. Any improvement, modification or addition made to the Equipment shall be free of all liens, claims and encumbrances of third parties.

     7.     QUIET ENJOYMENT; NO DEFENSE, SETOFF OR COUNTERCLAIMS.

     7.1 Provided no Event of Default, as defined in Section 16 below, has occurred and is continuing, Lessee shall have the quiet enjoyment and use of the Equipment in the ordinary course of its business during the Initial Term or any Extended Term without interruption by Lessor or any person or entity claiming through or under Lessor.

     7.2 Lessee acknowledges and agrees that ANY DAMAGE TO OR LOSS, DESTRUCTION, OR UNFITNESS OF, OR DEFECT IN THE EQUIPMENT, OR THE INABILITY OF LESSEE TO USE THE EQUIPMENT FOR ANY REASON WHATSOEVER, OR ANY OTHER CIRCUMSTANCE WHATSOEVER SHALL NOT (i) GIVE RISE TO ANY DEFENSE, COUNTERCLAIM, OR RIGHT OF SETOFF AGAINST LESSOR, OR (ii) PERMIT ANY ABATEMENT OR RECOUPMENT OF, OR REDUCTION IN DAILY OR PERIODIC RENT, OR (iii) ALLOW LESSEE TO CANCEL, TERMINATE, MODIFY OR REPUDIATE THE APPLICABLE LEASE SCHEDULE, OR (iv) RELIEVE LESSEE OF, OR EXCUSE LESSEE FROM, THE PERFORMANCE OF ITS OBLIGATIONS UNDER THE APPLICABLE LEASE SCHEDULE INCLUDING, BUT NOT LIMITED TO, ITS OBLIGATION TO PAY THE FULL AMOUNT OF DAILY RENT AND PERIODIC RENT, WHICH OBLIGATIONS ARE ABSOLUTE AND UNCONDITIONAL. Any claim that Lessee may have which arises from a defect in or deficiency of the Equipment shall be brought solely against Supplier or any other manufacturer or supplier of the Equipment and Lessee shall, notwithstanding any such claim, continue to pay Lessor all amounts due and to become due under the applicable Lease Schedule.

     8.     ADVERSE CLAIMS AND INTERESTS.

     8.1 Except for any liens, claims, mortgages, pledges, encumbrances or security interests created by or for the benefit of Lessor, Lessee shall keep the Equipment at all times, free and clear from all liens, claims, mortgages, pledges, encumbrances and security interests, other than liens for fees, taxes, levies, duties or other governmental charges of any kind, liens of mechanics, materialmen, laborers,


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employees or suppliers and similar liens arising by operation of law incurred by Lessee in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof provided, however, that such proceedings do not involve any risk of the sale, forfeiture or loss of the Equipment or any interest therein, or of the imposition of criminal liability on the part of Lessor or Lessee, which shall be determined by Lessor in its sole discretion. Lessee shall keep the Equipment at all times free and clear from all levies, seizures and attachments, and shall defend Lessor's title in and to the Equipment. Without limitation of the covenants and obligations of Lessee set forth in the preceding sentence, Lessee shall immediately notify Lessor in writing of the imposition of any prohibited lien, claim, levy or attachment on or seizure of the Equipment, at which time Lessee shall provide Lessor with all relevant information in connection therewith.

     8.2 Lessee agrees that the Equipment shall be and at all times shall remain personal property. Accordingly, Lessee shall take such steps as may be necessary to prevent any person, including without limitation Lessee's landlord and such landlord's mortgagee, from acquiring, having or retaining any rights in or to the Equipment by reason of its being affixed or attached to, or otherwise located on, real property including, without limitation, obtaining and delivering to Lessor waivers of any lien, encumbrance or interest which such person might have or hereafter obtain or claim with respect to the Equipment which waivers shall be recorded at the sole cost and expense of Lessee.

     9.     INDEMNITIES; PAYMENT OF TAXES.

     9.1 Lessee hereby agrees to indemnify, defend and hold harmless (on an after-tax basis) Lessor, its agents, employees, successors and assigns from and against any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities whatsoever arising out of or in connection with the manufacture, ordering, selection, specifications, availability, delivery, titling, registration, rejection, installation, possession, maintenance, ownership, use, leasing, operation or return of the Equipment including, but not limited to, any claim or demand based upon (i) any STRICT OR ABSOLUTE LIABILITY IN TORT, (ii) any violation of any applicable environmental or other laws or regulations, or (iii) any infringement or alleged infringement of any patent, trademark, trade secret, license, copyright or otherwise. All costs and expenses incurred by Lessor in connection with any of the foregoing including, but not limited to, reasonable legal fees shall be paid by Lessee on demand. The indemnification provisions of this Section 9.1 shall not, however, apply to any claim, cost or expense arising from, or in connection with, any gross negligence or willful misconduct on the part of Lessor, its agents, employees, its successors and assigns.

     9.2 Lessee hereby agrees to indemnify, defend and hold Lessor harmless, on an after-tax basis, against all federal, state and local taxes, assessments, licenses, withholdings, levies, imposts, duties, excise taxes, registration fees and other governmental fees and charges whatsoever, which are imposed, assessed or levied on or with respect to the Equipment or its use or related in any way to a Lease Schedule ("Tax Assessments") except for taxes on or measured by the net income of Lessor determined substantially in the same manner as under the Internal Revenue Code of 1986, as amended. Lessee shall file all returns, reports or other such documents required in connection with the Tax Assessments and shall provide Lessor with copies thereof. Provided no Event of Default, as defined in Section 16 below, has occurred and is continuing, Lessee is also authorized, for and on behalf of Lessor, to file abatements or otherwise seek a refund or reduction of any Tax Assessments provided that no such filing shall create any risk of loss of or encumbrance on the Equipment. If, under local law or custom, Lessee is not authorized to make the filings required by a taxing authority, Lessee shall notify Lessor in writing, and Lessor shall thereupon file such returns, reports or documents at Lessee's sole cost and


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expense. Without limiting any of the foregoing, Lessee shall indemnify, defend and hold Lessor harmless from all penalties, fines, interest payments, claims and expenses, including but not limited to reasonable legal fees, arising from any failure of Lessee to comply with the requirements of this
Section 9.2.

     9.3 The obligations and indemnities of Lessee under this Section 9 for events occurring or arising or taxes accruing during the Initial Term or any Extended Term shall continue and survive in full force and effect, notwithstanding the expiration or other termination of this Master Agreement or any Lease Schedule.

     10.    RISK OF LOSS; LOSS OF EQUIPMENT.

     10.1 Lessee hereby assumes and shall bear the entire risk of loss for theft, disappearance, damage, seizure, condemnation, casualty, destruction or other injury whatsoever to the Equipment from any and every cause whatsoever. Such risk of loss shall be deemed to have been assumed by Lessee from and after such risk passes from the Supplier by agreement or pursuant to applicable law. For purposes of this Section 10 only, Equipment shall include any item or unit thereof.

     10.2 In the event of loss or damage to any item of Equipment which can be repaired by Lessee, Lessee shall, at its cost and expense, promptly repair and restore such item of Equipment to the condition required by this Master Agreement. In the event of any loss, seizure, condemnation, casualty or destruction of the Equipment or damage to the Equipment which cannot be repaired by Lessee, Lessee shall immediately notify Lessor in writing.
Within thirty (30) days of such notice, during which time Lessee shall continue to pay Periodic Rent, Lessee shall, at the option of Lessor, either
(i) replace the Equipment with equipment of the same type and manufacture, and having a value, utility and remaining economic useful life not less than the Equipment replaced, and in good repair, condition and working order, and transfer title to such equipment to Lessor free and clear of all liens, claims and encumbrances, whereupon such equipment shall be deemed Equipment for all purposes of the Lease Schedule, or (ii) pay to Lessor an amount equal to the present value of both the aggregate of the remaining unpaid Periodic Rents and the anticipated residual value of the Equipment plus any other costs actually incurred by Lessor. Lessor and Lessee agree that the residual value of the Equipment at the expiration of the Initial Term is reasonably anticipated to be not less than twenty percent (20%) of the Acquisition Cost of the Equipment. The present value shall be determined by discounting the aggregate of the remaining unpaid Periodic Rents and the anticipated residual value of the Equipment to the date of payment by Lessee at the rate of five percent (5%) per annum. When and as requested by Lessor, Lessee shall also pay to Lessor amounts due pursuant to Section 18 below, if any, arising as a result of the loss, seizure, replacement, condemnation or destruction of the Equipment. Provided no Event of Default, as defined in Section 16 below, has occurred and is continuing, any insurance or condemnation proceeds received by Lessor shall be credited to the obligations of Lessee under this Section 10.2, and the remainder of such proceeds, if any, shall be paid to Lessee by Lessor in full compensation for the loss of the leasehold interest in the Equipment by Lessee.

     10.3 Upon any replacement of or payment for the Equipment as provided in Section 10.2 above, the Lease Schedule shall terminate only with respect to the Equipment so replaced or paid for, and Lessor shall transfer to Lessee title only to such Equipment "AS IS, WHERE IS", "WITH ALL FAULTS", and WITH NO WARRANTIES WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE. Lessee shall pay any sales or use taxes due on such transfer.


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     11.    INSURANCE.

     11.1 Lessee shall keep the Equipment insured against all risks of loss or damage from every cause whatsoever occurring during the Initial Term, or any Extended Term for an amount not less than the higher of the full replacement value of the Equipment or the aggregate of unpaid Daily Rent and Periodic Rent for the balance of the Initial Term or the Extended Term. Lessee shall also carry public liability insurance, both bodily injury and property damage, covering the Equipment, and Lessee shall be liable for any deductible portions of all required insurance.

     11.2 All insurance required under this Section 11 shall be primary and shall name Lessor as additional insured and loss payee. Such insurance shall also be with such insurers and shall be in such form reasonably satisfactory to Lessor and in such amounts as are satisfactory to Lessor. All applicable policies shall provide that no act, omission or breach of warranty by Lessee shall give rise to any defense against payment of the insurance proceeds to Lessor. Lessee shall pay the premiums for such insurance and, at the request of Lessor, deliver to Lessor duplicates of such policies or other evidence satisfactory to Lessor of such insurance coverage. In any event, Lessee shall provide Lessor with certificates of insurance or such other evidence of coverage, to include endorsements upon the policies issued by the insurers which evidence the existence of insurance coverage required by this Section 11, and by which the insurers agree to give Lessor written notice at least thirty (30) days prior to the effective date of any expiration, modification, reduction, termination, refusal to renew or cancellation of any such policies. Lessee shall cause to be provided to Lessor, not less than fifteen
(15) days prior to the scheduled expiration or lapse of such insurance coverage, evidence satisfactory to Lessor of renewal or replacement coverage.

     11.3 Provided no Event of Default, as defined in Section 16 below, has occurred and is continuing, the proceeds of insurance required under this
Section 11 and payable as a result of loss or damage to the Equipment shall be applied as set forth in Section 10.2 above. Upon the occurrence of an Event of Default as defined in Section 16 below, Lessee hereby irrevocably appoints Lessor as its attorney-in-fact, which power shall be deemed coupled with an interest, to make claim for, receive payment of, execute and endorse all documents, checks or drafts received in payment for loss or damage under any insurance policies required by this Section 11.

     11.4 Notwithstanding anything herein, Lessor shall not be under any duty to examine any evidence of insurance furnished hereunder, or to ascertain the existence of any policy or coverage, or to advise Lessee of any failure to comply with the provisions of this Section 11.

     12.    SURRENDER TO LESSOR.

     12.1 Lessee shall advise Lessor in writing at least ninety (90) days prior to the expiration of the Initial Term or any Extended Term of its intent to surrender the Equipment. Upon receipt of such notice, Lessor shall be authorized to demonstrate the Equipment in operation to potential buyers or lessees during the normal business hours of Lessee, provided that Lessor has given reasonable notice to Lessee prior to any such visit.

     12.2 If Lessee elects to surrender the Equipment or, alternatively, upon any other termination of the Lease Schedule, Lessee shall immediately surrender the Equipment to Lessor by assembling and delivering the Equipment to a place or places, as Lessor may designate, within the continental United States. The shipment of the Equipment shall be conducted in accordance with the manufacturer's


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recommendations or, in the absence of such recommendations, in accordance with generally accepted industry practices for equipment similar to the Equipment. All costs of deinstalling, preparation for shipment, and shipping shall be borne by Lessee.

     12.3 Upon surrender, the Equipment shall be in good repair, and working order, in compliance with the manufacturer's recommended tolerances for operation and performance in all material respects, in the same condition and appearance as when received (reasonable wear and tear excepted), and with all engineering and safety changes prescribed by the manufacturer or maintenance organization incorporated therein. The Equipment shall be complete, with all parts and pieces and all operating instructions, maintenance documentation, service manuals and other historical records; shall be capable of being immediately assembled and operated by a third party for its originally intended purpose; and shall be in compliance with all applicable laws, regulations and industry standards, without further repair, replacement of parts, alteration or improvement. Lessee shall, in a workmanlike manner and without damage to the Equipment, remove all Lessee-supplied decals, logos, insignias, numbers, and any similar identifications or markings from the Equipment. In conjunction with its surrender of the Equipment, Lessee shall provide Lessor with a complete and reasonably detailed inventory of the Equipment, including model numbers, serial numbers, and a description of all modifications (if any) made to the Equipment during the term of the Lease.

     12.4 In the event that Lessee fails to comply with the provisions of this Section 12, the Initial Term or any Extended Term shall be extended on a day-to-day basis until Lessee shall have complied with such provisions. During such period, Lessee shall continue paying a per diem rental equal to the Daily Rent as set forth on the applicable Lease Schedule for each day of such holdover period until such time as the Equipment shall have been surrendered in accordance with this Section 12; provided, however, that if Lessor so notifies Lessee, Lessee shall surrender the Equipment prior to full compliance with this Section 12 (but not before the expiration of the Initial Term or any Extended Term). In such case, Lessee shall be liable for (i) the per diem rental set forth above through the date of actual surrender, plus
(ii) any cost or expense incurred by Lessor in placing the Equipment in the condition required by this Section 12, both of which amounts shall be deemed additional rent payments due under the applicable Lease Schedule.

     13. FAIR MARKET VALUE PURCHASE OPTION. Lessor hereby grants to Lessee the option to purchase all, but not less than all, Equipment set forth on any Lease Schedule at the expiration of the applicable Initial Term or Extended Term. Lessee shall notify Lessor in writing at least ninety (90) days prior to the expiration of the Initial Term or any Extended Term of its intent to exercise its option to purchase the Equipment on the date of such expiration, which notice shall be final and irrevocable. Any such purchase shall be for cash in an amount equal to the then fair market value of such Equipment, as determined in good faith by Lessor (the "Fair Market Value"). This purchase option may be exercised by Lessee, provided that no Event of Default, as defined in Section 16 below, has occurred and is continuing.
Upon payment of the Fair Market Value by Lessee to Lessor, Lessor shall transfer title to the Equipment to Lessee "AS IS, WHERE IS", "WITH ALL FAULTS", and WITH NO WARRANTIES WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE.

     14. FINANCIAL STATEMENTS. Lessee shall annually, within ninety (90) days after the close of its fiscal year, furnish to Lessor financial statements of Lessee, including a balance sheet as of the close of such year and statements of income and retained earnings for such year, prepared in accordance with generally accepted accounting principles, consistently applied from year to year, and certified by

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independent public accountants for Lessee reasonably acceptable to Lessor.
If requested by Lessor, Lessee shall also provide quarterly financial statements of Lessee, similarly prepared for each of the first three quarters of each fiscal year, certified (subject to normal year-end audit adjustments) by the chief financial officer of Lessee and furnished to Lessor within forty-five (45) days following the end of each quarter, and such other financial information as may be reasonably requested by Lessor.

     15. DELAYED PAYMENT CHARGE. Lessee shall pay to Lessor interest upon the amount of any Daily Rent, Periodic Rent or other sums not paid by Lessee when due and owing under the applicable Lease Schedule, from the due date thereof until paid, at the rate of one and one half percent (1.5%) per month, but if such rate violates applicable law, then at the maximum rate of interest allowed by such law.

     16.    DEFAULT.

     16.1 The occurrence of any of the following events shall constitute an event of default ("Event of Default") under all Lease Schedules to which Lessor is a party:

            (a) Lessee fails to pay any Daily Rent or any Periodic Rent when due, and such failure to pay continues for five (5) consecutive days following written notice from Lessor; or

            (b) Lessee fails to pay any other sum required hereunder, and such failure continues for a period of ten (10) days following the giving of written notice by Lessor; or

            (c)  Lessee fails to maintain the insurance as required by
     Section 11 above; or

            (d) Lessee violates or fails to perform any other term, covenant or condition of this Master Agreement or any Lease Schedule or any other document, agreement or instrument executed pursuant hereto or in connection herewith, which failure is not cured within thirty (30) days after the giving of written notice by Lessor; provided, however, that Lessor need not give any written notice in the event of a default in the performance of any financial covenants undertaken by Lessee in connection herewith; or

            (e) Lessee ceases to exist or terminates its independent operations by reason of any discontinuance, dissolution, liquidation, or sale of substantially all of its assets in one transaction or a series of related transactions, or otherwise ceases doing business as a going concern; or

            (f) Lessee merges into or with any corporation or other legal entity, and Lessee is not the surviving corporation or the surviving legal entity; or

            (g) Lessee (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official for itself or for all or a substantial part of its property, (ii) is generally not paying its debts as such debts become due,
     (iii) makes a general assignment for the benefit of its creditors, (iv) commences a voluntary case under the United States Bankruptcy Code, as now or hereafter in effect, seeking liquidation, reorganization or other relief with respect to itself or its debts, (v) files a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) takes any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, (vii) convenes a meeting of its creditors, or (viii) takes any corporate action for the purpose of effecting any of the foregoing; or

            (h) A proceeding or case is commenced, without the application or consent of Lessee, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution or winding up of Lessee or composition or readjustment of the debts of Lessee, (ii) the appointment of a trustee, receiver, custodian, liquidator or similar official for Lessee or for all or any substantial part of its assets, or (iii) similar relief with respect to Lessee under any law providing for the relief of debtors, and such proceeding or case under any of the foregoing subsections shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days; or an order for relief is entered with respect to Lessee in an involuntary case under the United States Bankruptcy Code, as now or hereafter in effect, or an action under the laws of the jurisdiction of incorporation or organization of Lessee, similar to any of the foregoing, is taken with respect to Lessee without its application or consent and shall continue unstayed and in effect for period of sixty (60) days; or

            (i) Lessee makes any representation or warranty herein or in any statement or certificate at any time given in writing pursuant to or in connection with this Master Agreement or any Lease Schedule, which is false or misleading in any material respect; or

            (j) Lessee defaults under any promissory note, credit agreement, loan agreement, conditional sales contract, guaranty, lease, indenture, bond, debenture or other material obligation whatsoever, and a party thereto or a holder thereof is entitled to accelerate the obligations of Lessee thereunder; or Lessee defaults in meeting any of its material trade, tax or other current obligations as they mature, unless such obligations are being contested diligently and in good faith; or

            (k) Any party to any guaranty, letter of credit, subordination or credit agreement or other undertaking, given for the benefit of Lessor and obtained in connection with this Master Agreement or Lease Schedule, breaches, fails to continue, contests, or purports to terminate or to disclaim such guaranty, letter of credit, subordination or credit agreement or other undertaking; or such guaranty, letter of credit, subordination agreement or other undertaking becomes unenforceable while any obligation or any Lease Schedule remains outstanding; or a guarantor of this Master Agreement or any Lease Schedule shall die, cease to exist or terminate its independent operations; or any event or condition set forth in subsections
     (d), (e), (f), (g), (h), (i) or (j) of this Section 16.1 shall occur with respect to any guarantor or other person responsible, in whole or in part, for payment or performance of this Master Agreement or any Lease Schedule.

     16.2 At the option of Lessor, the occurrence of an Event of Default with respect to any Lease Schedule shall, without further act or declaration by Lessor, constitute an Event of Default with respect to any other Lease Schedule to which Lessor is then a party. If Lessor shall have made an assignment of any Lease Schedule pursuant to Section 19 below, the assignee of Lessor shall be deemed to be Lessor and the party to such assigned Lease Schedule or Lease Schedules for purposes of this Section 16.

     16.3 No waiver by Lessor of any Event of Default shall constitute a waiver of any other Event of Default or of the same Event of Default at any other time.

     17.    REMEDIES.

     17.1 Upon the occurrence of an Event of Default, Lessor, at its sole option, upon its declaration, and to the extent not inconsistent with applicable law, may exercise any one or more of the following remedies:

            (a) Lessor may cancel any or all Lease Schedules, whereupon all rights of Lessee to the quiet enjoyment and use of the Equipment shall cease;

            (b) Whether or not any or all Lease Schedules are cancelled, Lessor may cause Lessee, at the sole cost and expense of Lessee, to cease immediately all use and operation of the Equipment and return any or all of the Equipment promptly to the possession of Lessor in good repair and working order, reasonable wear and tear excepted, and otherwise in the condition required by Section 12.3 hereof. Lessor, at its sole option and through its employees, agents or contractors, may peaceably enter upon the premises where the Equipment is located and take immediate possession of and remove the Equipment, all without liability to Lessor, its employees, agents or contractors for such entry. LESSEE HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO NOTICE AND/OR HEARING PRIOR TO THE REPOSSESSION OR REPLEVIN OF THE EQUIPMENT BY LESSOR, ITS EMPLOYEES, AGENTS OR CONTRACTORS;

            (c) Lessor may proceed by court action to enforce performance by Lessee of any or all of the Lease Schedules or pursue any other remedy Lessor may have hereunder, at law, in equity or under any applicable statute or law including, without limitation, the Uniform Commercial Code as adopted by The Commonwealth of Massachusetts, and recover such other actual damages as may be incurred by Lessor;

            (d) Lessor may recover from Lessee damages, not as a penalty but as liquidation for all purposes and without limitation of any other amounts due from Lessee under any or all of the Lease Schedules, in an amount equal to the sum of (i) any unpaid Daily Rents and/or Periodic Rents due and payable for periods prior to the repossession of the Equipment by Lessor plus any interest due thereon pursuant to Section 15 above, (ii) the present value of all future Periodic Rents required to be paid over the remaining Initial Term or any Extended Term after repossession of the Equipment by Lessor, determined by discounting such future Periodic Rents to the date of payment by Lessee at a rate of five percent (5%) per annum; and (iii) all costs and expenses incurred in searching for, taking, removing, storing, repairing, restoring, refurbishing and leasing or selling such Equipment; and

            (e) Lessor may sell, lease or otherwise dispose of any or all of the Equipment, whether or not in the possession of Lessor, at public or private sale and, in the case of a private sale, with or without notice to Lessee, which notice is hereby expressly waived by Lessee, to the extent permitted by and not inconsistent with applicable law. Lessor may be the purchaser at any such sale. Lessor may sell, lease or dispose of the Equipment in such order and manner as Lessor may determine. Lessor shall then apply against the obligations of Lessee hereunder the net proceeds of such sale, lease (provided, however, that the net proceeds of any such lease shall be solely those rentals applicable to that period of the new lease term which is comparable to the then remaining term of the Lease Schedule) or other disposition, after deducting therefrom (i) the present value of the residual value of the Equipment at the expiration of the Initial Term, which is anticipated by Lessor and Lessee to be not less than twenty percent (20%) of the Acquisition Cost, such present value to be determined by discounting the anticipated residual value to the date of sale, lease or other disposition at a rate of five percent (5%) per annum, and (ii) all costs incurred by Lessor in connection with such sale, lease or other disposition including, but not limited to, costs of transportation, repossession, storage, refurbishing, advertising or other fees. Lessee shall remain liable for any deficiency, and any excess of such proceeds over the total obligations owed by Lessee shall be retained by Lessor. If any notice of such sale, lease or other disposition of the Equipment is required by applicable law, ten (10) days written notice to Lessee shall be deemed reasonable.

     17.2 Upon the occurrence of an Event of Default described in subsections 16.1(g) and (h), the remedy set forth in subsection 17.1(d) shall be deemed to have been exercised immediately and automatically without any act or declaration of Lessor, and the liquidated damages described therein shall be immediately due and payable.

     17.3 Lessee shall pay all costs and expenses, including but not limited to reasonable legal fees incurred by Lessor, arising out of or in connection with any Event of Default under any Lease Schedule. Lessee shall also be liable for any amounts due and payable to Lessor under any other provision of any Lease Schedule or this Master Agreement, including but not limited to amounts due and payable under Section 18 below.

     17.4 No failure on the part of Lessor to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Each right and remedy provided hereunder is cumulative and not exclusive of any other right or remedy including, without limitation, any right or remedy available to Lessor at law, by statute or in equity.

     18.    TAX INDEMNIFICATION.

     18.1 Lessee represents and warrants that the Equipment is and will remain, during the entire Initial Term and any Extended Term, property used in a trade or business or for the production of income within the meaning of
Section 167 of the Internal Revenue Code of 1986, as amended ("Code"). Lessee further acknowledges and agrees that, pursuant to the Code, Lessor or its affiliated group, as defined in Section 1504 of the Code ("Affiliated Group"), (i) shall be entitled to deductions for the recovery of the Acquisition Cost of the Equipment over the recovery period as set forth in the applicable Lease Schedule, using the Modified Accelerated Cost Recovery System as provided by Section 168(b)(1) of the Code ("MACRS Deductions") and
(ii) shall not be required to include in its gross income for Federal income tax purposes any amount derived from the cost of any alteration, addition, improvement, modification, replacement, or substitution of the Equipment or from any refund or credit from the manufacturer or supplier of the Equipment or any foreign source income.

     18.2 If as a result of any reason or circumstance whatsoever, except as specifically set forth in Section 18.3 below, Lessor or its Affiliated Group shall not be entitled to, shall not be allowed, shall suffer recapture of or shall lose any MACRS Deductions, or shall be required to include in gross income such amounts as described in Section 18.1 above, then Lessee shall pay to Lessor, upon demand, a sum to be computed by Lessor in the following manner: such sum, after deduction of all Federal, state and local income taxes payable by Lessor as a result of the receipt of such sum, shall be sufficient to restore Lessor or its Affiliated Group to substantially the same position, on an after-tax basis, as it would have been in but for the loss of such MACRS Deductions or the inclusion of such additional amounts in gross income. In making its computation, Lessor or its Affiliated Group shall consider, but shall not be limited to, the following factors: (i) the amounts and timing of any net loss of tax benefits resulting from any such lack of entitlement to or loss, recapture, or disallowance of MACRS Deductions or the inclusion of such additional amounts in gross income, but offset by any tax benefits derived from any depreciation or other capital recovery deductions or exclusions from income allowed to Lessor or its Affiliated Group with respect to the same Equipment, or credits which may be available as a result of such additional amounts required to be included in the gross income of Lessor and its Affiliated Group; (ii) penalties, interest or other charges imposed; (iii) differences in tax years involved; and (iv) the time value of money at a reasonable rate per annum determined, in good faith, by Lessor. For purposes of computation only, the amount of indemnification payments hereunder shall be calculated on the assumption that Lessor and its Affiliated Group have or will have, in all tax years involved, sufficient taxable income and the tax liability to realize all tax benefits and incur all losses of tax benefits at the highest marginal Federal corporate income tax rate in each year. Upon request, Lessor shall provide Lessee with the methods of computation used in determining any sum that may be due and payable by Lessee under this Section 18. Lessor's computation of any sum that may be due and payable by Lessee under this Section 18 shall be binding and conclusive on the parties hereto in the absence of manifest error.

     18.3   Lessee shall not be obligated to pay any sums required under this
Section 18 in the event that lack of entitlement to, or loss, recapture or disallowance of any MACRS Deductions or the inclusion of such additional amounts in gross income results from one or more of the following events: (i) a disqualifying disposition due to the sale of the Equipment by Lessor when no Event of Default, as defined in Section 16 above, has occurred, (ii) a failure of Lessor or its Affiliated Group to timely claim any MACRS Deductions for the Equipment in its tax return, and/or (iii) the fact that Lessor or its Affiliated Group does not have, in any taxable year or years, sufficient taxable income or tax liability to realize the benefit of any MACRS Deductions that are otherwise allowable to Lessor or its Affiliated Group.

     18.4 The representations, obligations and indemnities of Lessee under this Section 18 shall continue in full force and effect, and shall survive, notwithstanding the expiration or other termination of this Master Agreement or any Lease Schedules.

     19.    ASSIGNMENT; SUBLEASE.

     19.1 LESSOR MAY SELL, ASSIGN OR OTHERWISE TRANSFER ALL OR ANY PART OF ITS RIGHT, TITLE AND INTEREST IN AND TO THIS MASTER AGREEMENT, THE EQUIPMENT AND/OR ANY LEASE SCHEDULE TO A THIRD-PARTY ASSIGNEE, SUBJECT TO THE TERMS AND CONDITIONS OF ANY LEASE SCHEDULE, INCLUDING BUT NOT LIMITED TO, THE RIGHT TO THE QUIET ENJOYMENT OF THE EQUIPMENT BY LESSEE AS SET FORTH IN SECTION 7.1 ABOVE. Such assignee shall assume all of the rights and obligations of Lessor under the applicable Lease Schedule from and after the effective date of such assignment, and shall relieve Lessor therefrom. Lessee hereby waives and agrees not to assert against any such assignee any defense, setoff, recoupment, claim or counterclaim which Lessee has or may at any time hereafter have against Lessor, or any person, other than such assignee, for any reason whatsoever. In no event, shall any of the rights or obligations of Lessee change under an assigned Lease Schedule. In addition, any assignment by Lessor shall not substantially increase any burden or risk to Lessee. Upon any such assignment, all references to Lessor herein shall mean such assignee. Notwithstanding any such sale, assignment or transfer, Lessee's obligations hereunder shall remain absolute and unconditional including, without limitation, as set forth in Section 7.2 above.

     19.2 Lessor may also pledge, mortgage or grant a security interest in the Equipment and assign any Lease Schedule as collateral. The assignee thereof shall be entitled to all the rights of Lessor under the Lease Schedule. If such assignee assumes all of the obligations of Lessor under the Lease Schedule, Lessor shall be relieved of such obligation, and assignee shall be deemed to be Lessor. Lessee hereby waives and agrees not to assert against any such assignee any defense, setoff, recoupment, claim or counterclaim which Lessee has or may at any time hereafter have against Lessor, or any person, other than such assignee, for any reason whatsoever. Any pledge, mortgage or grant of security interest in the Equipment or assignment of a Lease Schedule shall be subject to the terms and conditions hereof including, but not limited to, the right to the quiet enjoyment of the Equipment by Lessee as set forth in Section 7.1 above. Lessee, by reason of such pledge, mortgage, grant of security interest or collateral assignment, shall not be relieved of any of its obligations hereunder, which shall remain absolute and unconditional including, without limitation, as set forth in
Section 7.2 above.

     19.3 Upon the written request of Lessor, Lessee shall provide written acknowledgment to any pledgee, mortgagee, lienholder, assignee, transferee or purchaser of any Lease Schedule of the obligations of Lessee under the Lease Schedule that is pledged, mortgaged, encumbered, assigned transferred or purchased.

     19.4 LESSEE SHALL NOT SELL, TRANSFER, ASSIGN, SUBLEASE, CONVEY OR PLEDGE ANY OF ITS INTEREST IN THIS MASTER AGREEMENT ANY LEASE SCHEDULE OR ANY OF THE EQUIPMENT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. Any such sale, transfer, assignment, sublease, conveyance or pledge, whether by operation of law or otherwise, without the prior written consent of Lessor, shall be void.

     19.5   Subject to the foregoing, this Master Agreement and each Lease
Schedule inure to the benefit of, and are binding upon, the successors and permitted assigns of the parties hereto and thereto, as the case may be.

     20. OPTIONAL PERFORMANCE BY LESSOR. If an Event of Default, as defined in Section 16 above, or an event or condition which with the giving of notice or lapse of time, or both, would become an Event of Default occurs and is continuing, Lessor in its sole discretion may pay or perform any obligation of Lessee under this Master Agreement or any Lease Schedule in whole or in part, without thereby becoming obligated to pay or to perform the same on any other occasion or to pay any other obligation of Lessee. Any payment or performance by Lessor shall not be deemed to cure any Event of Default or any such event or condition hereunder. Upon such payment or performance by Lessor, Lessee shall pay forthwith to Lessor, on demand, the amount of such payment or an amount equal to all costs and expenses of such performance, as well as any delayed payment charges on such amounts as set forth in Section 15 above.

     21.    REPRESENTATIONS AND WARRANTIES OF LESSEE.

     21.1 Lessee represents and warrants that (i) there are no pending actions or proceedings to which Lessee is a party, and there are no threatened actions or proceedings of which Lessee has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect on Lessee; Lessee is not in default under any obligation for borrowed money, for the deferred purchase price of property or any lease agreement which, either individually or in the aggregate, would have a Material Adverse Effect on Lessee; (iii) under the laws of the state(s) in which the Equipment is to be located, the Equipment consists solely of personal property and not fixtures; (iv) the financial statements of Lessee (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial condition of Lessee and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations; (v) the address of Lessee set forth above is the chief place of business and chief executive office of Lessee; and Lessee does not conduct business under a trade, assumed or fictitious name; (vi) Lessee has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the "Year 2000 Problem", that is, the risk that computer applications used by Lessee may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999), and have made related appropriate inquiry of material suppliers and vendors, based on such review and program, Lessee believes that the "Year 2000
Problem" will not have a Material Adverse Effect on Lessee; (vii) from time to time, at the request of Lessor, Lessee shall provide to Lessor such updated information or documentation as is requested regarding the status of its efforts to address the Year 2000 Problem. For purposes of this Section 21.1, "Material Adverse Effect" shall mean (1) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of Lessee, or (2) a material impairment of the ability of Lessee to perform its obligations under or to remain in compliance with the Master Agreement and any Lease Schedule.

     21.2 Lessee warrants and agrees that this Master Agreement and any Lease Schedule and the performance by Lessee of all of its obligations hereunder and thereunder have been duly authorized and do not and will not conflict with any provision of the charter or bylaws of Lessee or of any agreement, indenture, lease or other instrument, or any court, administrative or other governmental order or decree, to which Lessee is a party or by which Lessee or any of its property is or may be bound. Lessee warrants and agrees that this Master Agreement and any Lease Schedule do not and will not require any governmental authorization, approval, license or consent except, those which have been duly obtained, and will remain in effect during the entire Initial Term and any Extended Term.

     22.     MISCELLANEOUS.

     22.1 The section headings are inserted herein for convenience of reference and are not part of and shall not affect the meaning or interpretation of this Master Agreement or any Lease Schedule.

     22.2 Any provision of the Master Agreement or any Lease Schedule which is unenforceable in whole or in part in any jurisdiction, or under particular circumstances, shall, as to such jurisdiction or circumstances, be ineffective only to the extent of such unenforceability without invalidating any remaining part or other provision hereof, and shall not be determinative of enforceability in any other jurisdiction or under any other circumstances. The validity and interpretation of the Master Agreement and any Lease Schedule and the rights and obligations of the parties hereto shall be governed in all respects by the laws of The Commonwealth of Massachusetts without giving effect to the conflicts of laws provisions thereof. Time is of the essence with respect to each obligation of the Lessee pursuant to this Master Agreement, any Lease Schedule and any riders or amendments hereto or thereto.

     22.3 Without derogation of any disclaimer or limitation otherwise set forth in the Master Agreement or any Lease Schedule, any action by Lessee against Lessor for any default by Lessor under the Master Agreement or any Lease Schedule, including breach of warranty or indemnity, shall be commenced within one (1) year after any such cause of action accrues.

     22.4 LESSEE (BY ITS ACCEPTANCE HEREOF) AGREES THAT NEITHER IT, NOR ANY PERMITTED ASSIGNEE OR SUCCESSOR OF LESSEE SHALL (a) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS MASTER AGREEMENT, ANY LEASE SCHEDULE, ANY RELATED AGREEMENTS, THE EQUIPMENT, OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG LESSEE AND LESSOR AND LESSOR'S SUCCESSORS AND ASSIGNS, OR (b) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH

ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. LESSEE HAS READ AND FULLY UNDERSTANDS THE PROVISIONS OF THIS PARAGRAPH, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. LESSOR HAS NOT AGREED WITH OR REPRESENTED TO LESSEE THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. Lessee further agrees that any suit based upon or arising out of the Master Agreement, any Lease Schedule, any related agreements, the Equipment, or the dealings or the relationship between or among Lessee and Lessor and Lessor's successors and assigns may be brought in the courts of The Commonwealth of Massachusetts or any Federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon Lessee by mail in the manner specified in Section 22.6 hereof. Lessee hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court, or that such suit was brought in an inconvenient forum.

     22.5 Each Lease Schedule, including the terms of this Master Agreement expressly incorporated therein, any riders, schedules or amendments, and other documents now or hereafter attached thereto or executed in connection therewith, constitutes the entire agreement between Lessor and Lessee regarding the Equipment and the matters addressed thereby. Lessor and Lessee agree that neither the Master Agreement nor any Lease Schedule shall be amended, altered or changed except by a written agreement signed by the parties hereto. LESSEE ACKNOWLEDGES THAT THERE HAVE BEEN NO REPRESENTATIONS, EXPRESS OR IMPLIED, BY LESSOR OTHER THAN AS SET FORTH HEREIN, AND LESSEE EXPRESSLY CONFIRMS THAT IT HAS NOT RELIED UPON ANY REPRESENTATIONS BY LESSOR, EXCEPT THOSE SET FORTH HEREIN, AS A BASIS FOR ENTERING INTO THIS MASTER AGREEMENT OR ANY LEASE SCHEDULE.

     22.6 Any notice required to be given by Lessee or Lessor hereunder shall be deemed adequately given if sent by registered or certified mail, return receipt requested, or by overnight courier via a nationally recognized provider of such services, to the other party at its address stated herein or at such other place as either party may designate in writing to the other. Such notice shall be effective upon receipt.

     22.7 Lessee agrees to execute and deliver such additional documents and to perform such further acts as may be reasonably requested by Lessor in order to carry out and effectuate the purposes of the Master Agreement and any Lease Schedule. Upon the written request of Lessor, Lessee further agrees to execute any instrument necessary for the filing or recording of this Master Agreement or any Lease Schedule or to confirm the ownership of the Equipment by Lessor, and to reimburse Lessor for costs incurred thereby, or any other costs reasonably incurred by Lessor either in giving notice of its interest in the Equipment or determining the existence of any liens or encumbrances on the Equipment. Lessor is hereby authorized to insert in any Lease Schedule the serial numbers of the Equipment and other identifying marks or similar information and to sign, on behalf of Lessee, any Uniform Commercial Code financing statements relating to the Equipment under the applicable Lease Schedule.

     22.8 Neither the Master Agreement nor any Lease Schedule may be canceled or terminated except as expressly provided herein.

     22.9 Whenever the context of this Master Agreement or any Lease Schedule requires, the singular includes the plural and the plural includes the singular. Whenever the word Lessor is used herein, it includes all assignees and successors in interest of Lessor. If more than one Lessee is named herein, the liability of each shall be joint and several.

     22.10 All agreements, indemnities, representations and warranties of Lessee and all rights and remedies of Lessor shall survive the expiration or other termination of this Master Agreement and the applicable Lease Schedule, whether or not expressly provided herein.

     22.11 Any waiver of any power, right, remedy or privilege of Lessor hereunder shall not be effective unless in writing signed by Lessor.

     22.12 This Master Agreement or any Lease Schedule may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Lessor and Lessee, each by its duly authorized officer or agent, have duly executed and delivered this Master Agreement, which is intended to take effect as a sealed instrument, as of the day and year first written above.

Accepted at Boston, Massachusetts
BANCBOSTON LEASING INC.                     DITECH CORPORATION

By: /s/ Paula DeLawter                      By: /s/ William Tamblyn
    -----------------------------               -----------------------------
Print Name:                                 Print Name:

Title: Assistant Vice President             Title: VP/CFO
       --------------------------                  --------------------------

                                            Federal Tax ID Number:
                                            ---------------------------------

[BANKBOSTON LOGO]

                                LEASE SCHEDULE NO. 1
                                         TO
                                  MASTER AGREEMENT
                                    DATED AS OF
                                 DECEMBER 15, 1998
                               FINANCE (TAX) SCHEDULE



THIS IS COUNTERPART NO. ____ OF 2 WHICH HAS BEEN SERIALLY NUMBERED AND MANUALLY EXECUTED. TO THE EXTENT THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER ARTICLE NINE OF THE UNIFORM COMMERCIAL CODE AS ADOPTED BY THE COMMONWEALTH OF MASSACHUSETTS, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

     This Lease Schedule dated as of the 15th day of December, 1998, ("Lease Schedule") is made at Boston, Massachusetts by and between BANCBOSTON LEASING INC. ("Lessor"), a Massachusetts corporation with its principal place of business at 100 Federal Street, Boston, Massachusetts 02110, and DITECH CORPORATION ("Lessee"), a California with its principal place of business at 825 East Middlefield Road, Mountain View, California 94043. This Lease
Schedule incorporates the above-referenced Master Agreement and any riders, schedules, amendments or documents attached thereto or incorporated therein, now or hereafter executed between Lessor and Lessee (the "Master Agreement").

     1. LEASE. Subject to the terms and conditions set forth in this Lease Schedule, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the personal property (the "Equipment") described in Section 3 below. Capitalized terms used herein shall have the meanings assigned to them in this Lease Schedule or in the Master Agreement. The terms and conditions of the Master Agreement are incorporated by reference into, and made a part of, this Lease Schedule. This Lease Schedule evidences a separate, distinct and independent lease and contractual agreement between Lessor and Lessee. In the event of a conflict between the Master Agreement and this Lease Schedule, the terms and conditions of this Lease Schedule shall prevail.

     2.     FINANCE LEASE STATUS.  Lessor and Lessee agree that this Lease
Schedule is a "finance lease" as defined in Article 2A of the Uniform Commercial Code as adopted by The Commonwealth of Massachusetts ("Article 2A"). Lessee acknowledges that (i) Lessor did not select, manufacture or supply any of the Equipment, and (ii) Lessor has acquired the Equipment or the right to the possession and use of the Equipment in connection with this Lease Schedule. Lessor, at the express request of Lessee, has ordered the Equipment described in Section 3 from one or more Suppliers selected solely by Lessee. Lessor has made no representations or recommendations regarding the choice of Supplier selected by Lessee. Lessee has negotiated or agreed to the warranties given by each Supplier and all other terms relating to the Equipment directly with each Supplier without the assistance or participation of Lessor. Notwithstanding the foregoing, Lessee, nevertheless, hereby grants Lessor a lien, claim and continuing security interest in the Equipment and any accessions thereto, replacements, substitutions and proceeds thereof in the event a court of competent jurisdiction shall determine that this Lease Schedule is not a "finance lease".

     3. DESCRIPTION OF EQUIPMENT; LOCATION. The description of the Equipment, including quantity, model/feature, identification and/or serial number and location, is set forth in Attachment A incorporated by reference herein.

     4. SUPPLIERS. LESSEE HEREBY ACKNOWLEDGES THAT, PRIOR TO EXECUTING THIS LEASE SCHEDULE, IT (i) HAS RECEIVED A COPY OF EACH CONTRACT BY WHICH LESSOR HAS ACQUIRED THE EQUIPMENT ("SUPPLY CONTRACT"), OR (ii) HAS APPROVED EACH SUPPLY CONTRACT WITH ANY SUPPLIER FROM WHOM LESSOR HAS ACQUIRED THE EQUIPMENT, OR (iii) HAS RECEIVED A COMPLETE AND ACCURATE STATEMENT DESIGNATING THE PROMISES,

WARRANTIES, LIMITATION OF WARRANTIES, DISCLAIMERS OF WARRANTIES, LIMITATIONS OR MODIFICATIONS OF REMEDIES, INCLUDING LIQUIDATED DAMAGES, WITH RESPECT TO THE EQUIPMENT, WHICH LESSOR HAS RECEIVED FROM EACH SUPPLIER, OR (iv) HAS BEEN ADVISED THAT LESSEE MAY HAVE THE BENEFIT OF CERTAIN PROMISES OR WARRANTIES UNDER A SUPPLY CONTRACT AND THAT LESSEE MAY CONTACT EACH SUPPLIER AT THE ADDRESS(ES) SET FORTH HEREIN FOR A DESCRIPTION OF THE BENEFITS WHICH LESSEE MAY HAVE UNDER SUCH SUPPLY CONTRACT. The list of Suppliers of the Equipment described in Section 3 above is set forth in Attachment A and incorporated by reference herein.

     5. ACQUISITION COST; INITIAL TERM; PERIODIC RENT; DAILY RENT; RECOVERY PERIOD; PAYMENT DATE.

 5.1     ACQUISITION COST:           $292,026.00
 5.2     INITIAL TERM:               48 Months
 5.3     PERIODIC RENT:              $6,415.81 Per Month, In Advance
 5.4     DAILY RENT:                 $213.86 Per Diem
 5.5     RECOVERY PERIOD:            7 Years
 5.6     PAYMENT DATE:               _________________, and the first day of
                                     each month thereafter

     6. CONFLICT; WAIVERS. To the extent there are any conflicts or inconsistencies between the terms and conditions of this Lease Schedule or the applicable Certificate of Acceptance and the provisions of Article 2A, the terms and conditions of this Lease Schedule and the applicable Certificate of Acceptance shall prevail. LESSEE HEREBY WAIVES ANY RIGHTS OR REMEDIES CONFERRED UPON A LESSEE UNDER ARTICLE 2A WHICH MAY CONFLICT, OR ARE INCONSISTENT, WITH THE TERMS AND CONDITIONS OF THIS LEASE SCHEDULE OR THE APPLICABLE CERTIFICATE OF ACCEPTANCE, PROVIDED THAT SUCH WAIVER IS PERMITTED UNDER APPLICABLE LAW.

     IN WITNESS WHEREOF, Lessor and Lessee, each by its duly authorized officer or agent, have duly executed and delivered this Lease Schedule, which is intended to take effect as a sealed instrument as of the day and year first written above.

Accepted at Boston, Massachusetts
BANCBOSTON LEASING INC.                   DITECH CORPORATION

By: /s/ Paula DeLawter                   By: /s/ William Tamblyn
    -----------------------------            -----------------------------
Print Name:                              Print Name:
            ---------------------                    ---------------------
Title: Assistant Vice President          Title: VP/CFO
       --------------------------               --------------------------

                                    ATTACHMENT A
                                         TO
                                LEASE SCHEDULE NO. 1

     This Attachment A is hereby made a part of Lease Schedule No. 1 to the above-referenced Master Agreement between BANCBOSTON LEASING INC. ("Lessor") and DITECH CORPORATION ("Lessee").

SUPPLIER:
CONTRACT FURNITURE EXCHANGE
1402 BERINGER COURT
SAN JOSE, CALIFORNIA 95125

EQUIPMENT:
(1) LOT (94 UNITS EA. STATIONS AND LAB AREA) TEKNION BOULEVARD WORKSTATIONS PER CUSTOMER LAYOUT TO INCLUDE WORK STATIONS, LAB AREA, AND 20 EA. FOUR DRAWER LATERAL FILES.
(1) INSTALLATION OF ABOVE WORKSTATIONS DURING REGULAR BUSINESS HOURS (MONDAY-FRIDAY)
(80) STYLEX CLICK 2 SEATING - CK67973, MULTI-TASK ERGONOMIC WITH SLIDING SEAT GRADE A FABRIC
(20) STYLEX CLICK 2 GUEST SEATING - CK50000, SLED BASE, ARMLESS, GRADE A FABRIC

      EQUIPMENT LOCATION: 825 EAST MIDDLEFIELD ROAD
                          MOUNTAIN VIEW, CALIFORNIA 94043

      TOTAL ACQUISITION COST: $292,026.00



BANCBOSTON LEASING INC.                  DITECH CORPORATION

By: /s/ Paula De Lawter                  By: /s/ William Tamblyn
    -----------------------------            -----------------------------

Title: Assistant Vice President          Title: VP/CFO
       --------------------------               --------------------------

[BANKBOSTON LOGO]
                                    RIDER NO. 1
                                         TO
                                LEASE SCHEDULE NO. 1
                                         TO
                                  MASTER AGREEMENT
                                    DATED AS OF
                                 DECEMBER 15, 1998



     This Rider No. 1 (the "Rider") is entered into between BancBoston Leasing Inc. ("Lessor") and DITECH CORPORATION ("Lessee"), and is contemporaneous with and amends Lease Schedule No. 1 (the "Lease Schedule") which incorporates the terms and conditions of the above-referenced Master Agreement by and between Lessor and Lessee (the "Master Agreement"). It is the intention of Lessor and Lessee that, upon execution, this Rider shall constitute a part of the Lease Schedule.

     IN CONSIDERATION OF the mutual covenants and promises as hereinafter set forth, Lessor and Lessee hereby agree as follows:

     1. All capitalized terms used in this Rider shall, unless otherwise defined, have the meanings set forth in the Lease Schedule or Master Agreement. The terms of this Rider shall apply only to the Equipment set forth on the Lease Schedule.

     2.     Replace Section 3.2 of the Master Agreement with the following:

            "3.2 Provided no Event of Default shall have occurred and be continuing, the term of the applicable Lease Schedule shall be automatically extended for successive monthly periods ("Extended Term") until terminated by either party giving to the other not less than ninety
     (90) days prior written notice of its election to terminate the applicable Lease Schedule. Any such notice of election shall be effective only on the last day of the Initial Term or the Extended Term, if any, and shall be sent to Lessor via certified mail, return receipt requested, or overnight courier, at the address first written in the Master Agreement, Attn.:
     Equipment Management Group. In no event shall the Extended Term exceed twelve (12) months unless agreed to in writing by both parties."

     3.     Replace Section 5.3 of the Master Agreement with the following:

            "Lessee shall pay all costs, expenses, fees and charges whatsoever incurred in connection with the use and operation of the Equipment. In accordance with manufacturer's recommended maintenance plan, Lessee shall, at all times and at its own expense, keep the Equipment in good repair and working order, reasonable wear and tear excepted. Any maintenance contract required by a manufacturer or supplier for the care and upkeep of the Equipment shall be entered into by Lessee at its sole cost and expense. Lessee shall purchase service contracts whenever available, and shall provide copies of such contracts to Lessor promptly upon execution. Lessee shall permit the use and operation of the Equipment only by competent and licensed (if required) personnel authorized by Lessee and shall comply with all laws, ordinances, industry standards, governmental rules and regulations relating to the use and operation of the Equipment."

     4.     Replace Section 12 of the Master Agreement with the following:

     "12.  SURRENDER TO LESSOR.

            "12.1 Provided Lessee has advised Lessor in writing at least ninety (90) days prior to the expiration of the Initial Term or Extended Term of its intent to exercise its surrender option, or alternatively, upon any other termination of the applicable Lease Schedule, Lessee shall surrender the Equipment to Lessor by assembling and delivering the Equipment, ready for shipment, to a place or carrier, as Lessor may designate, within the continental United States. Lessor shall be immediately authorized to show the surrendered Equipment to potential buyers upon receipt of notice of Lessee's election to surrender the Equipment during Lessee's normal business hours, provided Lessor notifies Lessee at least two business days prior to any such visit. Upon surrender, the Equipment shall be complete and in good repair and working order for its originally intended purpose, operate within its rated capacity, reasonable wear and tear excepted, including, without limitation: (i) all software and documentation, if any, originally supplied with the Equipment shall be returned to Lessor, and any or all software enhancements/upgrades made by the manufacturer or Lessee shall become the property of Lessor; archival or other copies made for other purposes shall be destroyed; (ii) the Equipment shall be complete, with all parts, pieces, cabling and accessories, and all literature and manuals, including but not limited to, all operating instructions, service manuals, original diagrams, historical records and maintenance documentation (including without limitation records of all preventive maintenance and repairs, indicating date and meter usage reading of the same); (iii) the Equipment shall be in compliance with the manufacturer's recommended tolerances for operation and performance in all material respects, or in the absence of any such recommended tolerances, in conformity with industry standards, and in any event, with all applicable laws, ordinances or governmental rules and regulations; (iv) Lessee shall provide Lessor a complete inventory listing of the Equipment, complete with model numbers, serial numbers and description of modifications made, if any; (v) the Equipment shall be capable of being immediately assembled and operated by a third party without further repair, replacement, alteration or improvement; (vi) all costs incurred to deinstall, prepare for shipment, or transport the Equipment shall be borne by the Lessee, and conducted in accordance with the manufacturer's recommendations and specifications, or in their absence, with generally accepted industry standards for new machines at the time of lease expiration; (vii) the Equipment must be decontaminated, steamed cleaned and free of any hazardous waste material in accordance to all governmental regulations and any required certificates will be forwarded to Lessor; and (viii) Lessee shall remove all decals and markings, insignias, numbers and all other Lessee identification from the Equipment in a professional manner without physical damage. Lessee shall make use of any special transportation devices and methods which were used to deliver the Equipment to Lessee, including but not limited to, cushion padding, metal skids, lifting slings or brackets and climate-controlled, air ride vans.

            "Should Lessee fail to comply with the provisions set forth in this section, the Initial Term or any Extended Term of the applicable Lease Schedule shall be extended on a per diem basis equal to the Daily Rent as set forth on the applicable Lease Schedule until all of Lessee's obligations are fulfilled or until Lessor terminates the applicable Lease Schedule by providing reasonable notice to Lessee.

            "12.2 Furniture. Lessee is responsible for all costs associated with disassembly, deinstallation, packaging and removal of the Equipment from the facility. All upholstery will be professionally cleaned prior to being packaged for shipment. Evidence of such cleaning is required by Lessor. Any ripped or stained upholstery on the panels or furniture will be replaced by Lessee. Any scratched or gouged surfaces will be resurfaced and refinished. If the

     Equipment is, at any time during the Initial Term or any Extended Term, placed in storage, it will be properly packaged and padded. Lessee shall return the Equipment to a location designated by Lessor within the continental United States.

            "The provisions of this Section 12 shall be without prejudice to the right of Lessor, if Lessor so elects, to demand the surrender of the Equipment by Lessee at the expiration of the Initial Term or any Extended Term, as the case may be. Any such demand by Lessor shall not relieve Lessee of its obligations to pay Daily Rent pursuant to this Section 12. Such obligation to pay Daily Rent shall continue until the surrender of such Equipment."

     4. In the first sentence of Section 13 of the Master Agreement, delete the words: "on any Lease Schedule" and replace with the words: "on all Lease Schedules"; and delete the third sentence of Section 13 and replace it with the following:

          "Any such purchase shall be for cash in an amount equal to the fair market value (the "Fair Market Value") which shall mean the lower of (i) the fair market value of the Equipment which is anticipated by Lessor and Lessee to be twenty percent (20%) of the Acquisition Cost of the Equipment, or (ii) the fair market value of the Equipment at the end of the Initial Term, as determined in good faith by Lessor."

     5. At the end of Section 22 of the Master Agreement, add the following:

            "23.    EARLY TERMINATION AND EQUIPMENT PURCHASE.  Lessee shall have the option to purchase all, but not less than all, Equipment set forth on the Lease Schedule and to terminate this Lease Schedule with respect to such Equipment. If elected by Lessee, such purchase and termination will be effective on the last day of the month ("Termination Date") during which
     the       payment of Monthly Rent is due and payable.  This option may be exercised by Lessee, provided that: (i) Lessee shall have given Lessor ninety (90) days prior written notice of its intention to purchase the Equipment and to terminate the Lease Schedule with respect to such Equipment; (ii) all amounts due and payable by Lessee under the Lease
     Schedule including, without limitation, the       payment of Monthly Rent
     shall have been received by Lessor; and (iii) no Event of Default (or event which, upon the passing of time or the giving of notice, or both, would constitute an Event of Default) has occurred and is continuing. On or prior to the Termination Date, Lessee shall pay to Lessor the anticipated fair market value of the Equipment on the Termination Date which Lessor and Lessee agree shall be equal to thirty-seven and ninety-one hundredths percent (37.91%) of the Acquisition Cost applicable to the Equipment (the "Termination Purchase Price"). Upon payment of the Termination Purchase Price and any other amounts due and owing under the Lease Schedule, the Lease Schedule shall be terminated on the Termination Date with respect to the Equipment, provided, however, that any liability or obligation of Lessee under the Lease Schedule with respect to such Equipment shall survive for events occurring or obligations accruing during the Initial Term applicable to the Equipment. Lessor shall thereupon transfer title to the Equipment to Lessee "AS IS, WHERE IS", "WITH ALL FAULTS", and WITH NO WARRANTIES WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE."

     The terms and conditions of this Rider shall prevail where there may be conflicts or inconsistencies with the terms and conditions of the Master Agreement as it applies to the Equipment set forth on the Lease Schedule.

     IN WITNESS WHEREOF, Lessor and Lessee, each by its duly authorized officer or agent, have duly executed and delivered this Rider, which is intended to take effect as a sealed instrument as of the date of the Lease Schedule.

Accepted at Boston, Massachusetts
BANCBOSTON LEASING INC.

By: /s/ Paula DeLawter                   By: /s/ William TAmblyn
    -----------------------------            -----------------------------

Title: Assistant Vice President          Title: VP/CFO
       --------------------------               --------------------------

[BANKBOSTON LOGO]

                             CERTIFICATE OF ACCEPTANCE
                                        FOR
                                LEASE SCHEDULE NO. 1

To:  BancBoston Leasing Inc.
     100 Federal Street
     Boston, Massachusetts 02110

     Pursuant to the Lease Schedule ("Lease Schedule") referred to above, which incorporates that certain Master Agreement dated the 15th day of December, 1998 (the "Master Agreement") between BANCBOSTON LEASING INC. ("Lessor") and the undersigned ("Lessee"), the equipment described in the Lease Schedule ("Equipment"), has been delivered to the location(s) set forth therein, has been tested and inspected by Lessee, and has been found to be in good repair and working order.

     The Equipment has been accepted and placed in service by Lessee for all purposes pursuant to the Lease Schedule on 12/21/98 (the "Commencement Date"). Lessee hereby authorizes Lessor to insert the Payment Date and Initial Term Start Date, if applicable, in the Lease Schedule.

     Lessee represents, warrants and covenants that the Equipment has been placed in service pursuant to the Lease Schedule on the Commencement Date. Lessee further certifies that all representations and warranties of Lessee set forth in the Master Agreement are true and correct as of the Commencement Date. In the case of any Lease Schedule which is designated as a "finance lease" as defined in Article 2A of the Uniform Code Commercial as adopted by The Commonwealth of Massachusetts, Lessee further represents, warrants and covenants that: (a) as of the Commencement Date, all representations set forth in Section 18 of the Master Agreement apply to the Equipment accepted hereunder; (b) in the event of a sale and leaseback of the Equipment, neither Lessee nor any member of its Affiliated Group as defined in the Master Agreement has made or will make any election under the Internal Revenue Code of 1986, as amended (the "Code") affecting the depreciation of the Equipment or of any class of property which would apply to the Equipment after the sale of the Equipment to Lessor by Lessee; (c) in the event of a sale and leaseback of the Equipment, the Equipment will not constitute property placed in service in a churning transaction within the meaning of Section 168(f)(5) of the Code; (d) neither Lessee nor any member of its Affiliated Group filing a consolidated Federal income tax return will take any deduction for recovery of the cost of the Equipment; and (e) neither Lessee nor any member of its Affiliated Group has any investment in the cost of the Equipment.

     The execution of this Certificate of Acceptance by Lessee shall not be construed, in any way, to release or to waive the obligations of any manufacturer or supplier for any warranties with respect to the Equipment.

     IN WITNESS WHEREOF, Lessee, by its duly authorized officer or agent, has executed and delivered this Certificate of Acceptance, which is intended to take effect as a sealed instrument.

                                       DITECH CORPORATION

                                      By: /s/ William Tamblyn
                                          -------------------------------------

                                      Title: VP/CFO
                                             ----------------------------------